Exhibit 10.28

FOURTH AMENDING AND EXTENDING AGREEMENT

THIS AGREEMENT made as of the 12th day of June, 2021

BETWEEN:

JERRY ZARCONE

(hereinafter referred to as “Jerry”)

- and –

TARGET GROUP INC.

(hereinafter referred to as “TGI”)

- and –

CANARY RX INC.

(hereinafter referred to as “Canary”)

- and –

VISAVA INC.

(hereinafter referred to as “Visava”)

- and –

CANNAKORP INC.

(hereinafter referred to as “Cannakorp”, which together with Visava and Canary shall be collectively referred to as the “Subsidiaries”)

WHEREAS:

A.	Jerry and TGI entered into a Loan Agreement made as of the 20th day of December, 2019 (the “Loan Agreement”).

B.	By First Amending Agreement made as of the 11th day of March, 2020, Second Amending Agreement made as of the 30th day of April, 2020, Third Amending Agreement made as of the 14th day of May, 2020 (collectively, the “Amending Agreements”), the parties hereto did amend the Loan Agreement.

C.	On May 12, 2021, the parties agreed to extend the Term such that it expires on date hereof.

D.	As at the date hereof, the amount of Forty-three Thousand, Five Hundred and Ninety-three Dollars ($43,593.00) and Ninety-two Thousand, Seven Hundred and Eighty-seven Dollars ($92,787.00) are owing on the First Tranche (hereinafter defined) on account of interest (“First Tranche Interest Arrears”) and Second Tranche (hereinafter defined) on account of interest (the “Second Tranche Interest Arrears”), respectively.

E.	All capitalized terms shall have the meanings ascribed to them in the Loan Agreement and Amending Agreements unless otherwise defined herein.

F.	The parties are desirous of further extending the Term and otherwise amending the Loan Agreement upon the terms and provisions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the respective covenants and agreements hereinafter contained and the sum of One Dollar ($1.00) now paid by the parties hereto each to the other (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), the parties hereto agree as follows:

1.	The parties hereby declare and confirm that the Recitals are true and accurate and form integral terms and provisions of this Agreement.

2.	The Term be and same is hereby extended to June 1, 2023 (“Extended Term”) upon the same terms and provisions as are contained in the Loan Agreement and Amending Agreements provided that:

(a)	For clarity, during the Extended Term:

(i)	The original principal amount of the Loan, being One Million ($1,000,000.00) Dollars (the “First Tranche”), plus the First Tranche Interest Arrears which be and same is hereby added to the First Tranche as principal, shall accrue interest at a rate equal to sixteen (16%) percent per annum, calculated monthly, not in advance; and

(ii)	The aggregate principal amount of the Additional Loan, Second Additional Loan and Third Additional Loan, being One Million ($1,000,000.00) Dollars (the “Second Tranche”, which together with the First Tranche is collectively referred to herein as the “Loan”), plus the Second Tranche Interest Arrears which be and same is hereby added to the Second Tranche as principal, shall accrue interest at a rate equal to three point zero four one six (3.0416%) percent per month (being forty-three point two six (43.26%) percent per annum), calculated monthly, not in advance.

For clarity, as at the date hereof, the aggregate principal amount of the Loan is Two Million, One Hundred and Thirty-six Thousand, Three Hundred and Eighty Dollars ($2,136,380.00).

(b)	During the Extended Term, TGI and the Subsidiaries shall make quarterly payments (on a calendar basis) of interest only, not in advance.

(c)	During the Extended Term, at the request of the TGI, Jerry may, from time to time in his sole and absolute discretion, make further loans to TGI under the Second Tranche for an aggregate principal amount not to exceed Four Hundred Thousand ($400,000.00), which principal amounts shall be subject to interest which shall be calculated pursuant to Section 2(a)(ii) and payable pursuant to Section 2(b) hereof.

(d)	For the first eighteen (18) months of the Extended Term, the Loan shall be closed and without any right or entitlement on the part of the TGI and the Subsidiaries to prepay any portion of the principal amount thereof without the consent of Jerry, which consent may be unreasonably and arbitrarily withheld. During the last six (6) months of the Extended Term, provided not in default, TGI and the Subsidiaries shall be entitled to prepay all or any portion of the principal amount of the Loan without bonus or penalty upon delivery of no less than three (3) months’ written notice which, for clarity, may not be delivered except during the last six (6) months of the Extended Term.

(e)	For further clarity, all monies owing and the performance of all other covenants and obligations by TGI under the Loan be and same shall be guaranteed by the Subsidiaries and secured under all security given by TGI and Subsidiaries, including without limitation, the Security.

(f)	Contemporaneous with the execution and delivery of this Agreement, TGI and the Subsidiaries shall reimburse Jerry for all legal costs and expenses in respect of the Loan including, without limitation, any demands thereof and the negotiation, drafting and execution of this Agreement.

3.TGI and the Subsidiaries shall execute, deliver, and, if applicable, register within a reasonable time following presentation thereof by Jerry or his counsel (but in no event more than five (5) business days following such presentation) and shall also promptly do or cause to be done all other acts and things, execute and deliver or cause to be executed and delivered all agreements and documents and provide any further assurances, undertakings and information in order to give full effect to this Agreement.  .

4.Except as modified by this Agreement, the Loan Agreement shall be unamended and shall be and shall remain in full force and effect.  Also, to the extent that any term or provision of this Agreement conflicts with any term or provision of the Loan Agreement, the terms and provision of this Agreement shall prevail.

5.This Agreement may be executed by the parties in separate counterparts each of which when so executed and delivered to each other shall be deemed to be and shall be read as a single agreement among the parties.

6.	This Agreement is governed by and is to be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in that Province.

7.	This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement.

Each of the parties has executed and delivered this Agreement as of the date first above written.

SIGNED IN THE PRESENCE OF	)
)
)
)
Witness	)	JERRY ZARCONE

TARGET GROUP INC.
Per:

Name: Saul Niddam
Position: Director

Name: Frank Monte
Position: Director

Name: Anthony Zarcone
Position: Director

Name: Barry Katzman
Position: Director
We have authority to bind the Corporation

CANARY RX INC.
Per:

Name: Anthony Zarcone
Position: President & CEO
I have authority to bind the Corporation

VISAVA INC.
Per:

Name: Anthony Zarcone
Position: President & CEO
I have authority to bind the Corporation

CANNAKORP INC.
Per:

Name: Saul Niddam
Position: CEO
I have authority to bind the Corporation